CONNECTICUT NATURAL GAS CORPORATION
                              OFFICERS' RETIREMENT PLAN

               (AS AMENDED AND RESTATED EFFECTIVE AS OF MARCH 1, 1999)
                -----------------------------------------------------

                    The Connecticut Natural Gas Corporation Officers'

          Retirement Plan (the "Plan") was established by Connecticut

          Natural Gas Corporation to provide eligible officers with certain supplemental retirement benefits.  The terms and conditions of the Plan, as amended and restated effective as of March 1, 1999,

          are hereinafter set forth.



                                      ARTICLE I

                                     DEFINITIONS

                    Except as otherwise expressly provided herein or unless

          the context otherwise requires, the terms defined in this Article

          I shall have the meanings assigned to them herein, shall include the plural as well as the singular and the masculine gender whenever used shall include the feminine.

                    I.1  "ACTUARIAL (OR ACTUARIALLY) EQUIVALENT" shall mean

          equality in value of the aggregate amounts expected to be

          received under different forms of payment based on the following actuarial factors and assumptions:

                    (a)  In respect of a Participant first hired by the

               Corporation and its Affiliated Companies prior to May 1,

               1998: mortality, blended rates equal to 50% male rates plus

               50% female rates from the GAM83 mortality table; and

               interest of 7 1/2% per annum to the Participant's earliest retirement age under Section 3.2 (or current age, if older)

               and interest of 4 1/2% per annum, thereafter.

                    (b)  In respect of a Participant first hired by the

               Corporation and its Affiliated Companies on or after May 1,

               1998: mortality, blended rates equal to 50% male rates plus

               50% female rates from the GAM83 mortality table; and

               interest of 7 1/2% per annum.

                    I.2  "AFFILIATED COMPANY" shall mean the parent of the

          Corporation, any entity in which the Corporation or parent of the

          Corporation directly or indirectly beneficially owns 50% or more of the voting securities, or any other entity that is included in a controlled group of corporations in which the Corporation is included as provided in Section 414(b) of the Internal Revenue

          Code or is a trade or business under common control with the

          Corporation as provided in Section 414(c) of the Internal Revenue

          Code.

                    I.3  "BOARD OF DIRECTORS" shall mean the Board of

          Directors of the Corporation.

                    I.4  "CORPORATION" shall mean Connecticut Natural Gas

          Corporation, or any successor or successors thereto.

                    I.5  "CHANGE OF CONTROL" shall have the meaning set

          forth in Section 5.7(a) hereof.

                    I.6  "EMPLOYER" shall mean the Corporation and any

          Affiliated Company which has adopted the Plan with the consent of the Board of Directors.

                    I.7  "NORMAL RETIREMENT DATE" shall mean the date on

          which a Participant attains age 65.







                    I.8  "PARTICIPANT" shall mean any officer of an

          Employer who has become a Participant in the Plan in accordance with Section 2.1 and who has not ceased to be a Participant as provided in Section 2.2.

                    I.9  "PENSION PLAN" shall mean the Connecticut Natural

          Gas Corporation Pension Plan, as in effect from time to time, and any successor or successors thereto.

                    I.10 "PLAN" shall mean the Plan set forth in this

          instrument, as it may, from time to time, be amended.

                    I.11 "SALARY" shall mean base salary payable to an

          employee by any and all of the Employers, inclusive of any base salary reductions made at the employee's election under any qualified or nonqualified plan of deferred compensation or under any cafeteria plan, but exclusive of bonuses, incentive payments,

          stock options, grants, dividends or payments in lieu of

          dividends, and any other additional compensation received by the employee from an Employer.

                    I.12 "SOCIAL SECURITY BENEFITS" shall mean the

          estimated annual primary insurance amount available to the

          Participant at age 65 under Title II of the Social Security Act as in effect on the earlier of the date on which the Participant attains age 65 or the date he/she terminates employment with the

          Employers.  If Social Security Benefits are to be determined prior to the Participant attaining age 65, they shall be

          calculated on the assumptions that (i) the Participant, if under age 60, would continue to receive after termination until attainment of age 60 compensation which would be treated as wages for purposes of the Social Security Act at the same rate as his/her annualized compensation from the Employers at the time of termination and (ii) the Participant has no earnings after attaining age 60 (or after termination if he/she terminates after attaining age 60) recognized for Social Security purposes.  The determination of a Participant's Social Security Benefits shall be made without regard to any subsequent changes in the Social

          Security Act occurring after the earlier of the date on which the

          Participant attains age 65 or the date of his/her termination of employment with the Employers.  The fact that a Participant does not actually receive such amount of Social Security Benefits determined hereunder because of failure to apply or for any other reason shall be disregarded.

                    A Participant's actual wage history with the Employers

          shall be utilized in computing the Social Security Benefits.  In addition, in computing a Participant's pre-hire salary history

          (i.e., for calendar years prior to hire), the Participant's compensation shall be estimated by applying a salary scale,

          projected backwards, to his/her compensation for the final full calendar year of employment which is a level percentage per year equal to six percent (6%) per year.  However, the Corporation shall give clear written notice to each Participant of the

          Participant's right to supply actual salary history and of the financial consequences of failing to supply such history.  The

          Plan benefit of a Participant will be adjusted by the reduction based upon actual salary history for years previously estimated before hire if the Participant supplies documentation of that history.  Such documentation must be provided no later than a reasonable period of time following the later of the date of termination of employment and the time when the Participant is notified of the benefit to which he/she is entitled.  If a

          Participant supplies his/her own wage history, it shall be used in computing his/her Social Security Benefits hereunder whether it leads to higher or lower Social Security Benefits.

                    I.13 "YEAR OF SERVICE" shall mean the most recent

          period of a Participant's consecutive, continuous service as an employee of one or more of the Employers, computed on the basis of one-twelfth year for each completed month of service.



                                      ARTICLE II

                            ELIGIBILITY AND PARTICIPATION

                    II.1 ELIBIBILITY.  Each officer of an Employer who is

          designated as an officer of the Employer by resolution of the

          Board of Directors of the Employer at an organizational meeting thereof shall become a Participant upon such designation.  Each other officer of an Employer shall become a Participant upon his/her being designated as a Participant by the Board of

          Directors of the Employer.

                    II.2 TERMINATION OF PARTICIPATION.  An officer who has

          become a Participant as provided in Section 2.1 shall continue as a Participant as long as he/she remains an officer of an Employer and shall cease to be a Participant at the time he/she for any reason is no longer an officer of any Employer; provided,

          however, that a Participant who ceases to be an officer of the

          Employers and is then entitled to begin receiving benefits or is entitled to receive future benefits under the Plan shall continue as a Participant until his/her death.



                                     ARTICLE III

                                 RETIREMENT BENEFITS

                    III.1     RETIREMENT AT NORMAL RETIREMENT DATE.

                    Upon the termination of a Participant from the

          employment of the Employers on or after his/her Normal Retirement

          Date for any reason other than death, the Participant shall be entitled under the Plan, subject to Sections 3.3, 3.5 and 5.2, to an annual amount, on a single-life annuity basis, equal to the

          GREATER OF:

                    (i)  sixty percent (60%) of his/her highest rate of

               annual Salary as in effect at any time prior to termination,

               plus one percent (1 %) of her/her highest rate of annual

               Salary as in effect at any time prior to termination, for

               each Year of Service in excess of twenty-five (25), not to exceed an additional five percent (5 %) (65% total maximum)

               for Participants with thirty (30) or more Years of Service,

               REDUCED BY:

                    (a)  the Actuarial Equivalent, as expressed on a

                         single-life annuity basis, of the annual amount of the Participant's vested accrued benefits under the Pension Plan and all other qualified defined

                         benefit pension plans of the Employers, assuming

                         that such benefits commence thereunder at the time

                         benefits commence under this Plan;

                    (b)  the Actuarial Equivalent, as expressed on a

                         single-life annuity basis, of the annual amount of

                         the Participant's vested accrued benefits under

                         all other qualified and nonqualified defined

                         benefit pension programs on account of any prior

                         employment, assuming that such benefits commence

                         thereunder at the time benefits commence under

                         this Plan; and

                    (c)  fifty percent (50%) of the Participant's Social

                         Security Benefits, except that the amount of the

                         offset under this paragraph (c) shall be reduced

                         to the extent such offset would reduce the benefit

                         (after reduction under paragraphs (a) and (b))

                         payable below what otherwise would be payable as

                         determined under this Section 3.1(i) without

                         regard to this paragraph (c) and based upon the

                         Participant's rate of annual Salary, if any, in

                         effect on December 31, 1991; or

                    (ii) the excess of (a) the annual benefit that would

               have been provided under the Pension Plan if the limits

               imposed by the Federal tax laws upon benefits under qualified plans (i.e., the limits under Section 415 and

               Section 401(a)(17) of the Internal Revenue Code) did not

               apply, over (b) the annual benefit actually payable under

               the Pension Plan.  Such benefits under the Pension Plan

               shall be expressed on a single-life annuity basis and

               determined as if they commenced as of the date benefits are to commence under this Plan.

          For purposes of this Section 3.1, any benefit referred to in paragraph (i)(a) or (b) or paragraph (ii) above shall be

          determined without regard to the provisions of any applicable

          "qualified domestic relations order" as defined in Section 414(p)

          of the Internal Revenue Code.

               3.2  RETIREMENT AT OR AFTER AGE SIXTY.  Upon the termination of a Participant, for any reason other than death, from the employment of the Employers on or after age sixty (60) but prior to his/her Normal Retirement Date, the Participant shall be entitled under the Plan, subject to Sections 3.3, 3.5 and 5.2, to an annual amount, on a single-life annuity basis, equal to the

          GREATER OF:

                         (i)  sixty percent (60%) of his/her highest rate

               of annual Salary as in effect at any time prior to

               termination, plus one percent (1%) of his/her highest rate of annual Salary as in effect at any time prior to

               termination, for each Year of Service in excess of

               twenty-five (25), not to exceed an additional five percent

               (5%) (65% total maximum) for Participants with thirty (30) or more Years of Service, REDUCED BY:

                    (a)  the Actuarial Equivalent, as expressed on a

                         single-life annuity basis, of the annual amount of

                         the Participant's vested accrued benefits under

                         the Pension Plan and all other qualified defined

                         benefit pension plans of the Employers, assuming

                         such benefits commence thereunder at the time

                         benefits commence under this Plan;

                    (b)  the Actuarial Equivalent, as expressed on a

                         single-life annuity basis, of the annual amount of

                         the Participant's vested accrued benefits under

                         all other qualified and nonqualified defined

                         benefit pension programs on account of any prior

                         employment, assuming such benefits commence

                         thereunder at the time benefits commence under

                         this Plan; and

                    (c)  fifty percent (50%) of the Participant's Social

                         Security Benefits, except that the amount of the

                         offset under this paragraph (c) shall be reduced

                         to the extent such offset would reduce the benefit

                         (after reduction under paragraphs (a) and (b))

                         payable below what otherwise would be payable as

                         determined under this Section 3.2(i) without

                         regard to this paragraph (c) and based upon the

                         Participant's rate of annual Salary, if any, in

                         effect on December 3, 1991; or

                    (ii) the excess of (a) the annual benefit that would

               have been provided under the Pension Plan if the limits

               imposed by the Federal tax laws upon benefits under

               qualified plans (i.e., the limits under Section 415 and

               Section 401(a)(17) of the Internal Revenue Code) did not

               apply, over (b) the benefit actually payable under the

               Pension Plan.  Such benefits under the Pension Plan shall be expressed on a single-life annuity basis and determined as if they commenced as of the date benefits are to commence

               under this Plan.

          For purposes of this Section 3.2, any benefit referred to in paragraph (i)(a) or (b) or paragraph (ii) shall be determined without regard to the provisions of any applicable "qualified domestic relations order" as defined in Section 414(p) of the

          Internal Revenue Code.

               3.3  METHODS OF PAYMENT

                    (a)  UNMARRIED PARTICIPANTS.  If a Participant is

          unmarried at the time benefits commence, then his/her benefits hereunder shall be monthly payments payable by his/her Employer in the form of an annuity for his/her lifetime, and if the

          Participant dies prior to the completion of 120 payments

          hereunder, then any remaining payments shall continue to be made by the Employer to his/her beneficiary or beneficiaries.  A

          Participant shall have the right to designate a beneficiary on such forms as the Corporation shall provide.  In the event that there is no effective beneficiary designation form on file with the Corporation at the time of the Participant's death, any remaining payments shall be paid to his/her surviving spouse, if any; otherwise to his/her surviving issue, PER STIRPES; and in the further event that the Participant is not survived by any issue, then any remaining payments shall be made to his/her estate for the duration of the 120 payment period.

                    (b)  MARRIED PARTICIPANTS.  If a Participant is married

          at the time benefits commence, then benefits hereunder shall be monthly payments payable by his/her Employer in the form of an annuity for his/her lifetime and, at his/her death, remaining payments shall be made to his/her surviving spouse, if he/she survives him/her and said surviving spouse was married to the

          Participant at the time benefits commenced to the Participant hereunder, at a rate which is 66-2/3 % of the amount of benefit payment during the Participant's lifetime.  However, if the

          Participant had completed at least 15 but less than 21 Years of

          Service, the surviving spouse benefit otherwise payable shall be increased by an amount equal to five percent (5%) of the

          surviving spouse benefit which would have been payable if

          benefits were payable as an Actuarially Equivalent joint and fifty percent (50%) survivor annuity.  If the Participant had completed at least 21 but less than 31 Years of Service, then the surviving spouse benefit otherwise payable shall be increased by an amount equal to 10% of the surviving spouse benefit which would have been payable if benefits were payable as an

          Actuarially Equivalent joint and 50% survivor annuity.  If the

          Participant had completed 31 or more Years of Service, the surviving spouse benefit otherwise payable shall be increased by an amount equal to 15% of the surviving spouse benefit which would have been payable if benefits were payable as an

          Actuarially Equivalent joint and fifty percent (50%) survivor annuity.

                    (c)  ACTUARIAL EQUIVALENCE.  The amount of benefits

          payable under this Plan as determined in Sections 3.1, 3.2 and

          3.4 is expressed in the form of an annual single-life annuity with no death benefits.  Benefit payments under the methods of payment set forth in Sections 3.3(a) and (b) (excluding the additional surviving spouse benefits above the basic 66-2/3 %

          amount) shall be Actuarially Equivalent to the benefits as expressed in the form of an annual single-life annuity with no death benefits.

               3.4  RETIREMENT ON ACCOUNT OF DISABILITY.  Upon the

          termination of a Participant from the employment of the Employers prior to age sixty (60) on account of disability because of illness or injury of such severity that the Participant is unable to perform the usual duties of his/her employment with the

          Employers as conclusively determined by the Board of Directors,

          the Participant shall be entitled under the Plan, subject to

          Section 3.3, 3.5 and 5.2, to an annual amount, on a single-life annuity basis, equal to the GREATER OF:

                    (i)  sixty percent (60%) of his/her highest rate of

               annual Salary as in effect at any time prior to termination, plus one percent (1%) of his/her highest rate of annual

               Salary as in effect at any time prior to termination, for

               each Year of Service in excess of twenty-five (25), not to exceed an additional five percent (5%) (65% total maximum)

               for Participant with thirty (30) or more Years of Service,

               REDUCED BY:

                    (a)  the Actuarial Equivalent, as expressed on a

                         single-life annuity basis, of the annual amount of

                         the Participant's vested accrued benefits under

                         the Pension Plan and all other qualified defined

                         benefit pension plans of the Employers, assuming

                         such benefits commence thereunder at the time

                         benefits commence under this Plan;

                    (b)  the Actuarial Equivalent, as expressed on a

                         single-life annuity basis, of the annual amount of

                         the Participant's vested accrued benefits under

                         all other qualified and nonqualified defined

                         benefit pension programs on account of prior

                         employment, assuming such benefits commence

                         thereunder at the time benefits commence under

                         this Plan; and

                    (c)  fifty percent (50%) of the Participant's Social

                         Security Benefits, except that the amount of the

                         offset under this paragraph (c) shall be reduced

                         to the extent such offset would reduce the benefit

                         (after reduction under paragraphs (a) and (b)) payable below what otherwise would be payable as determined under this Section 3.4(i) without

                         regard to this paragraph (c) and based upon the

                         Participant's rate of annual Salary, if any, in

                         effect on December 31, 1991; or

                    (ii) the excess of (a) the annual benefit that would

               have been provided under the Pension Plan if the limits

               imposed by the Federal tax laws upon benefits under

               qualified plans (i.e., the limits under Section 415 and

               Section 401(a)(17) of the Internal Revenue Code) did not

               apply, over (b) the benefit actually payable under the

               Pension Plan.  Such benefits under the Pension Plan shall be expressed on a single-life annuity basis and determined as if they commenced as of the date benefits are to commence

               under this Plan.

          For purposes of this Section 3.4, any benefit referred to in paragraph (i)(a) or (b) or paragraph (ii) shall be determined without regard to the provisions of any applicable "qualified domestic relations order" as defined in Section 414(p) of the

          Internal Revenue Code.

                    3.5  RETIREMENT WITH SHORT-TERM SERVICE.  The annual

          amount determined under Section 3.1(i), 3.2(i) or 3.4(i) in respect of a Participant who had been an employee of the

          Employers for less than fifteen Years of Service at the time of his/her termination for reasons other than death will be reduced

          (before comparison to the amount determined under Section

          3.1(ii), 3.2(ii) or 3.4(ii), respectively) in the proportion that his/her Years of Service, rounded to the nearest full year, are to fifteen.  Notwithstanding the preceding sentence, if a Change of Control has occurred, the benefits payable under this Plan shall be fully vested as provided in Section 5.7(b); however, the requirements for reduction for Years of Service less than

          fifteen, set forth in this Section 3.5, shall continue to apply.

                    3.6  FORFEITURE.  If a Participant ceases to be an

          officer of the Employers for any reason prior to being entitled to benefits under this Article III or by reason of Section

          5.7(b), he/she shall forfeit all benefits from the Plan, except to the extent the Participant ceases to be an officer by reason of his or her death in which case the provisions of Article IV shall apply.



                                      ARTICLE IV

                                    DEATH BENEFITS

               4.1  DEATH BEFORE RETIREMENT.  If a Participant should die while actively employed by an Employer and prior to his/her actual termination, and if the Participant is survived by a spouse to whom he/she was married for at least one (1) year at the time of death, then benefits under this Plan shall be payable by the Employer to such surviving spouse as follows:

                    (i)  If the Participant had not attained age sixty (60)

               at the time of his/her death, benefits for the surviving

               spouse shall be equal to forty percent (40%) of the

               Participant's highest rate of annual Salary as in effect at any time prior to death, REDUCED BY:

                     (a) the Actuarial Equivalent, as expressed on a

                         single-life annuity basis, of the annual amount of

                         any preretirement survivor annuity benefits

                         payable to the surviving spouse following the

                         Participant's death under the Pension Plan and all

                         other qualified defined benefit pension plans of

                         the Employers; and

                    (b)  the Actuarial Equivalent, as expressed on a

                         single-life basis, of the annual amount of

                         survivor annuity benefits payable to the surviving

                         spouse following the Participant's death under all

                         other qualified and nonqualified defined benefit

                         pension programs on account of any prior

                         employment of the Participant.

               Benefits in the amount of one-twelfth of the annual benefits determined above shall commence as of the first day of the month following the Participant's death and shall be payable monthly thereafter for the balance of the surviving spouse's lifetime.

                    (ii) If the Participant had attained age sixty (60) at

               the time of his/her death, benefits for the surviving spouse shall be computed as if the Participant had terminated on

               the day before his/her death, and based upon the service of the Participant at that time. Benefits shall be calculated in accordance with the applicable provisions of paragraph

               (b) of Section 3.3, relating to remaining payments to the

               surviving spouse following the death of the Participant.

               Benefits shall commence as of the first day of the month

               following the Participant's death and shall be payable

               monthly thereafter for the balance of the surviving spouse's lifetime.

                    (iii)     If the Participant should die prior to

               his/her actual termination with the Employers, and if the

               Participant is unmarried or if he/she was not married to

               his/her spouse for at least one (1) year at the time of the

               Participant's death, no benefit will be paid under this

               Plan.

                    4.2  AFTER RETIREMENT.  If the Participant dies after

          actual termination, no benefit will be paid under the Plan,

          except for any benefits payable to the surviving spouse or beneficiaries in accordance with Section 3.3.

                                      ARTICLE V

                                  GENERAL PROVISIONS

                    5.1  NONASSIGNABILITY.  No right or interest of any

          Participant, spouse or beneficiary in the Plan shall be

          transferable or assignable or shall be subject to alienation,

          anticipation or encumbrance, and no right or interest of any

          Participant in the Plan or his/her spouse or beneficiary in the

          Plan shall be subject to any garnishment, attachment or

          execution.  A Participant has only the unsecured promise of his/her Employer to pay benefits under this Plan and has the status of an unsecured general creditor.  No Participant receives any right against or security interest in any fund used to provide benefits hereunder, and any fund shall at all times remain subject to claims of general creditors of the Corporation or other Employer, as the case may be.

               5.2  COMMENCEMENT OF BENEFIT PAYMENTS; COST OF LIVING

          ADJUSTMENT.  (a) Benefit payments under Article III shall

          commence as of the first day of the month following termination of employment with the Employers.  If, however, the Participant is then employed by an Affiliated Company, payment shall not commence until the Participant is no longer employed by the

          Affiliated Company and the Employers and, if the Participant

          should die prior to the time he/she is no longer so employed, the

          Participant shall be deemed (i) actively employed by an Employer solely for purposes of determining if death benefits are payable

          (but not the amount of death benefits which shall be based on his/her Salary and Years of Service with the Employers) as provided in Section 4.1 and (ii) not to have terminated within the meaning of Section 4.2.

                    (b)  As of July 1 of each year, commencing July 1,

          1984, the monthly annuity benefit payable under the Plan to any

          Participant, surviving spouse or beneficiary whose benefits under the Plan commenced before the immediately preceding January 1,

          will be increased by a percentage of the amount of benefit

          (including all previous increases) to which the Participant,

          surviving spouse or beneficiary, as the case may be, would have been entitled but for such increase.  The annual percentage of increase under this Section 5.2(b) will be the lesser of (i)

          three percent (3%) and (ii) the percentage increase in the Index for January of the year for which the benefit increase is being determined over the Index for the preceding January.  If the

          Index is decreased, there will be no increase in benefits.

          "Index" shall mean the index published by the Bureau of Labor

          Statistics of the U.S. Department of Labor, known as the Consumer

          Price Index for Urban Wage Earners and Clerical Workers - Revised

          (1967 = 100) for All Cities.  For identification purposes, the

          Index for January, 1983 was 293.1.

                    The amount of any death benefit determined and payable

          to a beneficiary under Section 3.3(a) or surviving spouse benefit determined and payable pursuant to Section 3.3(b) shall be subject to adjustment under this Section 5.2(b) in the same manner and at the same time as the benefit payable to the

          Participant, such that the total initial benefit payable to the surviving spouse or beneficiary bears the same percentage

          relationship to the Participant's benefit immediately prior to his/her death and after adjustments under this Section 5.2(b) as the ratio of the original death benefit or total surviving spouse benefit is to the original benefit payable to the Participant.

                    Notwithstanding the foregoing, the provisions of this

          Section 5.2(b) shall not apply to any Participant first hired by the Corporation and its Affiliated Companies on or after May 1,

          1998 or to the surviving spouse or beneficiary of any such

          Participant.

                    5.3  AMENDMENT AND TERMINATION.   (a) Prior to the

          occurrence of a Change of Control, the benefits payable under this Plan may be terminated by the Board of Directors of the

          Corporation at any time, and any or all of the provisions of the

          Plan may be amended, modified, suspended or terminated by the

          Board of Directors at any time or from time to time.  Prior to a

          Change of Control, upon termination of the Plan, all benefits payable or to be payable under this Plan shall cease.

                    (b)  After a Change of Control has occurred, this Plan

          shall may not be modified or amended in any manner which is adverse to any Participant (or surviving spouse or beneficiary or beneficiaries then entitled to receive benefits, if applicable)

          unless the signed written consent to such amendment is obtained from such Participant (or surviving spouse or beneficiary or beneficiaries then entitled to receive benefits, if applicable).

          After a Change of Control has occurred, the Plan shall not be terminated until all obligations to pay benefits under the Plan have been satisfied.

                    5.4  COMPUTATION OF EXCESS BENEFIT.  For purposes of

          subsection (ii)(a) of Section 3.1, subsection (ii)(a) of Section

          3.2, and subsection (ii)(a) of Section 3.4, in computing the benefit that would have been provided under the Pension Plan if the limits imposed by the Federal tax laws upon benefits under qualified plans (i.e., the limits under Section 415 and

          401(a)(17) of the Internal Revenue Code) did not apply, it shall also be assumed that the definition of "Earnings" (or any

          successor term) under the Pension Plan includes amounts deferred under the Connecticut Natural Gas Corporation Deferred

          Compensation Plan in the year of the deferral.  It is the intent of the Corporation that the amount of benefits provided hereunder shall be unaffected by whether or not the Participant has

          deferred amounts under the Connecticut Natural Gas Corporation

          Deferred Compensation Plan or any successor thereto.

                    5.5  ADMINISTRATION.

                    (a)  APPOINTMENT OF COMMITTEE.  Except as otherwise

          expressly provided herein, the Plan shall be administered by the

          Compensation Committee (the "Committee") of the Board of

          Directors of the Corporation.  Vacancies on the Committee shall be filled by the Board of Directors.

                    (b)  ELECTION OF CHAIRMAN; QUORUM; MAJORITY VOTE.  The

          Board of Directors also shall elect a member of the Committee as

          Chairman.  The Committee shall appoint a Secretary who may, but need not, be a member of the Committee.  The Committee may authorize one or more of their number, or the Secretary of the

          Committee, to execute or deliver any instrument or give any instruction on its behalf.  The majority of the members of the

          Committee at the time in office shall constitute a quorum for the transaction of business.  Any determination or action of the

          Committee may be made or taken by a majority of the members present at any meeting thereof, or without a meeting, by a resolution or written memorandum signed by all of the members then in office.  No member of the Committee who is (or was) a

          Participant shall participate in any Committee deliberations or decisions relating solely to himself/herself.

                    (c)  DUTIES.  Subject to the provisions of this Plan,

          the Committee shall have the discretionary authority to operate,

          interpret and construe this Plan, to make all computations of benefits hereunder and to determine all questions of eligibility,

          status and rights of officers and their spouses or beneficiaries hereunder.  After the occurrence of a Change of Control, however,

          the Committee shall interpret and construe the Plan consistent with the way in which it interpreted and construed the Plan prior to the Change of Control.  The Committee may establish rules for the transaction of its business and the administration of the

          Plan.  The Committee shall establish a claims procedure under this Plan as provided in Section 5.10.  Unless and to the extent expressly provided otherwise in any trust agreement established to provide amounts payable under the Plan, any determination or action of the Committee respecting the administration of this

          Plan shall be final, conclusive and binding on all persons having an interest herein.

                    5.6  FACILITY OF PAYMENT.  If the Committee determines

          after receipt of evidence satisfactory to it, that any

          Participant, spouse or beneficiary, as the case may be, to whom a payment is due hereunder is incompetent by reason of physical or mental disability or is a minor, the Committee shall have the power to cause the payments becoming due to such Participant,

          spouse or beneficiary to be made to another for the benefit of the Participant, spouse or beneficiary, without responsibility of the Corporation or the Committee to see the application of such payment. Payments made pursuant to such power shall operate as a complete discharge of the Corporation and the Committee.

                    5.7  CHANGE OF CONTROL

                    (a)  For purposes of this Plan, a "Change of Control"

          shall mean:   (i)  the acquisition by any individual, entity or

          group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange

          Act"))  (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the

          Company (the "Outstanding Common Stock") or (2) the combined voting power of the then outstanding voting securities of the

          Company entitled to vote generally in the election of directors



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          (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company,

          (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or ( 4) any acquisition by any

          corporation pursuant to a transaction which complies with clauses

          (1), (2) and (3) of subsection (iii) of this Section 5.7(a); or

          (ii) Individuals who, as of March 1, 1999, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of

          Directors of the Company; provided, however, that any individual becoming a director subsequent to March 1, 1999 whose election,

          or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding,

          for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the

          Company; or (iii)  Consummation of a reorganization, merger or consolidation or sale or other disposition of all or

          substantially all of the assets of the Company (a "Business

          Combination"), in each case, unless, immediately following such

          Business Combination, (1) all or substantially all of the

          individuals and entities who were the beneficial owners,

          respectively, of the Outstanding Common Stock and Outstanding

          Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of,

          respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business

          Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such

          Business Combination of the Outstanding Common Stock and

          Outstanding Voting Securities, as the case may be, (2) no Person

          (excluding any corporation resulting from such Business

          Combination or any employee benefit plan (or related trust) of the Company or any related corporation or such corporation resulting from such Business Combination) beneficially owns,

          directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business

          Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such

          Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such

          Business Combination; or (iv)  Approval by the shareholders of the Company of a complete liquidation or dissolution of the

          Company.  As used in this Section 5.7, the term 'Company' shall mean CTG Resources, Inc.

                    (b)  If a Change of Control has occurred, then each

          Participant who is participating in this Plan shall be considered to be fully vested under the Plan even if the Participant ceases to be an officer or terminates employment with the Employers,

          voluntarily or involuntarily, prior to attainment of age sixty

          (60).  In the event a Participant who becomes fully vested in accordance with the preceding sentence terminates employment prior to attainment of age sixty (60), however, benefits shall be determined as provided in Section 3.2 even though the Participant is not then age sixty (60) but shall not commence until the

          Participant attains age sixty (60); and any offsets to the benefits provided hereunder for benefits provided under any defined benefit pension programs shall be calculated assuming that benefits commenced thereunder at the time the Participant attained age sixty (60).  If following a Change of Control the

          Participant ceases to be an officer or terminates employment,

          voluntarily or involuntarily, and thereafter dies prior to attainment of age sixty (60), and is survived by a spouse to whom he/she was married for at least one (1) year at the time of death, then benefits shall be payable to such surviving spouse in accordance with the provisions of Section 4.1(i) hereof, even though such Participant is not then an officer or employed by an

          Employer; provided that if any survivor annuity benefits are payable under any defined benefit pension programs referenced in said Section 4.1(i), but such  benefits do not commence at the time of the officer's death, then the value of such future benefits shall offset the benefits otherwise provided on an

          Actuarially Equivalent basis.

                    5.8  NO GUARANTEE OF EMPLOYMENT.  Nothing contained in

          the Plan shall be construed as a contract of employment between the Corporation or an Affiliated Company and the Participant, or

          as a right of the Participant to be continued in the employment of the Corporation or an Affiliated Company, or as a limitation of the right of the Corporation or Affiliated Company to

          discharge the Participant, with or without cause.

                    5.9  PLAN ADMINISTRATOR.  The Corporation shall be the

          "Administrator" under the Plan for purposes of the Employee

          Retirement Income Security Act of 1974, as amended from time to time.

                    5.10 CLAIMS.  The Committee will provide the

          Participant, his/her spouse or beneficiary whose claim for benefits under the Plan has been fully or partially denied a written notice setting forth the specific reasons for such denial. Such notice shall state that the Participant, his/her spouse or beneficiary, as the case may be, is entitled to request a review, by the Committee, of the decision denying the claim.

                    5.11 SUCCESSOR.  The Corporation and other Employers

          shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization, operation of law or otherwise) to all or substantially all of the business and/or assets of the Corporation or other Employer, as the case may be,

          expressly to assume and to agree to perform this Plan in the same manner and to the same extent that the Corporation or other

          Employer would be required to perform if no such succession had taken place.  This Plan shall be binding upon and inure to the benefit of the Corporation and other Employers and any successor of or to the Corporation and other Employers, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the

          Corporation or other Employer whether by sale, merger,

          consolidation, reorganization, operation of law or otherwise (and any such successor to the Corporation or other Employer shall thereafter be deemed the "Corporation" or such "Employer", as the case may be, for the purposes of this Plan) and the heirs,

          executors and administrators of the Participant.

                    Executed at Hartford, Connecticut this 17th day of May,

          1999.



          Attest:                       CONNECTICUT NATURAL GAS CORPORATION

          S/ R.L. Babcock              By S/ Jean S. McCarthy
          ---------------------------  -----------------------------------




















































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